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                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Genzyme Corporation on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236, 33-41933, 33-55656, 33-68188, 33-58359,
33-60437, 333-10003, 333-33249, 333-83677, 33-30007, 33-68208, 33-58351,
333-33265, 333-10005, 333-33251, 333-83669, 33-22464, 33-29440, 33-51416,
33-68186, 33-58353, 33-58355, 33-60435, 333-33291, 333-64095, 33-21241,
333-42371, 333-64103, 333-81275, 333-87967, 333-81277, 333-83673, 333-83681)
and on Form S-3 (file Nos. 33-61853, 333-59513, 333-68629, 33-64901,
333-31548, 333-82395, 333-34913, 333-26351, 333-87449, 333-82395) of our
reports, dated February 23, 2000 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements and financial statement schedule of Genzyme General Division, the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division, the combined financial statements and financial statement schedule of Genzyme Surgical Products and the combined financial statements of Genzyme Molecular Oncology Division as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which reports are included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 1999